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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2002, except as to the changes in shares authorized and issued described in Note 1 and the status of litigation described in Note 19 which are as of March 15, 2002 relating to the financial statements, which appears in WCI Communities, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
October 4, 2002


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